CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Equity Series® of our reports dated August 22, 2019, relating to the financial statements and financial highlights for the funds constituting PIMCO Equity Series® listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the year ended June 30, 2019. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

November 13, 2019

Appendix A

PIMCO Equity Series®

PIMCO Dividend and Income Fund

PIMCO EqS® Long/Short Fund

PIMCO RAE Emerging Markets Fund

PIMCO RAE Global Fund

PIMCO RAE Global ex-U.S. Fund

PIMCO RAE International Fund

PIMCO RAE U.S. Fund

PIMCO RAE U.S. Small Fund

PIMCO REALPATH® Blend 2020 Fund

PIMCO REALPATH® Blend 2025 Fund

PIMCO REALPATH® Blend 2030 Fund

PIMCO REALPATH® Blend 2035 Fund

PIMCO REALPATH® Blend 2040 Fund

PIMCO REALPATH® Blend 2045 Fund

PIMCO REALPATH® Blend 2050 Fund

PIMCO REALPATH® Blend 2055 Fund

PIMCO REALPATH® Blend Income Fund

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